SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K


        Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): April 28, 1997



                       SYNERGY MEDIA, INC.
      (Exact name of registrant as specified in its charter)



          Nevada                         33-128               47-0777141
(State or other jurisdiction of       (Commission         (I.R.S. Employer
incorporation or organization)          File No.)         Identification No.)


     2410 South 156th Circle, Suite 100, Omaha, Nebraska         68144
     (Address of principal executive offices)                  (Zip Code)


                         (402) 334-5556)
       (Registrant's telephone number, including area code)


Item 5.  Other Information

On April 28, 1997, the Registrant announced it had entered into an agreement with Digital Products Corporation, (DPC) a Florida corporation, a Debtor-In-possession under Chapter 11 of the United States Bankruptcy Court, to provide financing. Synergy Media, Inc., contemplates acquiring the assets of Digital Products Corporation according to a reorganization plan to be filed by the Debtor which will be subject to approval of the Bankruptcy Court and creditors of Digital Products Corporation. (See Attached Agreement Letter)

Synergy Media, Inc., has formed a venture with the British company, ON GUARD PLUS Ltd., a provider of electronic monitored house arrest products ("EMHA") and services in England and the European community, for the initiative with DPC.

Digital Products Corporation is engaged in the design, fabrication and marketing of electronic systems for the correctional services industries, as well as the development and marketing of other electronic devices. The company derives its revenues principally from sales and rentals to governmental agencies.

Synergy does not have sufficient funds for the acquisition contemplated and there can be no assurance that Synergy will obtain such funds. There can be no assurance that the transaction contemplated will be approved by the Bankruptcy Court and creditors of DPC.

      Attachment


                                 Law Offices
                             FURR AND COHEN, P.A.
                         Interstate Plaza, Suite 412
                         1499 West Palmetto Park Road
                          Boca Raton, Florida 33488
                           Telephone (561) 395-0500
                              Fax (561) 338-7532

                                April 23, 1997

Michael Luther
Chairman of the Board
Synergy Media, Inc.
2410 South 156th Circle
Suite 100
Omaha, Nebraska 68130

     RE: Digital Products, Corp.

Dear Mr. Luther:

     This letter shall serve to confirm that Synergy Media, Inc. ("Synergy Media") is prepared to advance, and that Digital Products Corporation ("DPC") is prepared to request approval of, Post-Petition Financing upon the following terms and conditions:

                 1. Synergy Media shall lend DPC up to a maximum of $1,000,000.00 in Post-Petition DIP Financing (the "Loan");

                 2. The Loan shall be secured by a first priority lien in and upon the assets of DPC, except the technology and intellectual property which serves as collateral for the indebtedness owed to KBS Incorporated. Synergy Media will be granted a second priority lien on the technology;

                 3. A minimum of $363,000.00 would be deposited in escrow with the law firm of Furr and Cohen, P.A. Upon receipt of the escrow, DPC shall file a motion with the Bankruptcy Court seeking emergency approval of the financing;

                 4. The proceeds of the initial advance shall be applied first to satisfy the indebtedness to Tracking Systems, Corp. In the amount of approximately $263,000.00. The balance of approximately $100,000.00 shall be retained by DPC as working capital;

                 5. Upon Court approval, DPC would execute a Promissory Note, Security Agreement and Financing Statement in favor of Synergy Media, the form and substance of which has already been negotiated and has been accepted by both Synergy Media and DPC; and

                 6. In the event that the request of DPC for Post-Petition Financing is not approved by the Bankruptcy Court, then the funds remitted by Synergy Media to Furr and Cohen, P.A. as escrow agent shall be immediately returned to Synergy Media.

     If the foregoing accurately reflects the terms of our understanding, please execute this letter on the line indicated and return a copy via facsimile at your earliest opportunity.

              Very truly yours,

              FURR AND COHEN, P.A.


              /s/ Jordi Guso
              Jordi Guso

JG:

AGREED AND ACCEPTED:

/s/ Michael S. Luther                   /s/ Richard A. Angulo
Michael S. Luther,                      Richard A. Angulo, President
Chairman                                Digital Products Corp.
Synergy Media, Inc.